PERFICIENT®

vision. execution. value.

Q1 2016 FINANCIAL RESULTS

May 5, 2016

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2016, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business, client demand for our services and solutions, maintaining a balance of our supply of skills and resources with client demand, effectively competing in a highly competitive market, protecting our clients' and our data and information, risks from international operations including fluctuations in exchange rates, obtaining favorable pricing to reflect services provided, adapting to changes in technologies and offerings, risk of loss of one or more significant vendors, legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information, risks associated with managing organic and acquisition growth, and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

	2016 - Low end of adjusted goal		2016 - High end of adjusted goal	
Full Year GAAP EPS	$	0.85	$	0.99
Impact of Non-GAAP Items (a)	$	0.55	$	0.53
Full Year Adjusted EPS	$	1.40	$	1.52

(a) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the related taxes, divided by fully diluted shares. The Company currently expects its 2016 effective income tax rate to be 35.0%. The Company's estimate of fully diluted shares for 2016, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1 Actual	Q2	Q3	Q4	Full Year
Fully Diluted Shares Estimate for 2016 (in millions)	34.8	34.8	35.0	35.2	35.0

Note further discussion and reconciliation of Perficient, Inc. non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished May 5, 2016.

OPERATING METRICS

(in thousands, except per share data)	THREE MONTHS ENDED MARCH 31			YEAR ENDED DECEMBER 31		
	2016	2015	% Change	2015	2014	% Change
Revenues	$ 123,843	$ 110,598	12%	$ 473,621	$ 456,692	4%
Gross Profit Margin Gross Profit Margin %	$ 40,224 32.5%	$ 36,060 32.6%	12%	$ 155,210 32.8%	$ 149,335 32.7%	4%
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses Margin %	$ 39,572 36.1%	$ 35,485 36.0%	12%	$ 154,569 37.6%	$ 148,505 38.4%	4%
EBITDA Excluding Stock Compensation % of Revenue	$ 17,163 13.9%	$ 15,524 14.0%	11%	$ 68,717 14.5%	$ 72,494 15.9%	-5%
Income from Operations % of Revenue	$ 8,472 6.8%	$ 7,050 6.4%	20%	$ 35,252 7.4%	$ 38,963 8.5%	-10%
Net Income % of Revenue	$ 5,406 4.4%	$ 4,066 3.7%	33%	$ 23,007 4.9%	$ 23,163 5.1%	-1%
Adjusted Net Income % of Revenue	$ 9,976 8.1%	$ 8,778 7.9%	14%	$ 42,027 8.9%	$ 42,991 9.4%	-2%
GAAP EPS	$ 0.16	$ 0.12	33%	$ 0.67	$ 0.70	-4%
Amortization Less Tax Effect	0.06	0.07		0.26	0.29	
Stock Compensation Less Tax Effect	0.06	0.07		0.26	0.27	
Acq Costs/Accr Earnout Less Tax Effect	0.01	-		0.03	0.04	
Adjusted EPS	$ 0.29	$ 0.26	12%	$ 1.22	$ 1.30	-6%

OPERATING METRICS

(in thousands)	Q1 2016	Q4 2015	% Change	Q1 2016	Q1 2015	% Change
Services Revenue (excluding reimbursable expenses)	$ 109,747	$ 110,303	-1%	$ 109,747	$ 98,629	11%
Software and Hardware Revenue	$ 9,476	$ 19,132	-50%	$ 9,476	$ 8,502	11%

Time & Materials ABR	Q1 2016	Q4 2015
North American Employees	$ 145	$ 146

Utilization	Q1 2016	Q4 2015
North American Employees	79%	78%

Headcount	Q1 2016		Q4 2015	
	Average	Ending	Average	Ending
North American Billable Employees	1,696	1,721	1,620	1,670
Subcontractors	199	198	198	191
Offshore Billable Employees	598	621	562	574
Total Billable Headcount	**2,493**	**2,540**	**2,380**	**2,435**
SG&A Headcount	430	432	427	430
Total Headcount	**2,923**	**2,972**	**2,807**	**2,865**

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q1 2016	Q4 2015	Q1 2015
Commerce	15%	11%	14%
Business Analytics	14%	14%	12%
Platform	14%	12%	14%
Content Management	10%	11%	9%
Portals/Collaboration	9%	10%	12%
Custom Applications	7%	7%	8%
Business Integration	7%	6%	6%
Management Consulting	6%	8%	9%
Customer Relationship Management	6%	6%	6%
Business Process Management	5%	8%	5%

INDUSTRY DATA

Revenue by Industry (Top 10)	Q1 2016	Q4 2015	Q1 2015
Healthcare/Pharma/Life Sciences	32%	30%	24%
Financial Services/Banking/Insurance	16%	17%	21%
Retail and Consumer Goods	15%	16%	18%
Automotive and Transport Products	8%	9%	7%
Electronics and Computer Hardware	7%	7%	5%
Telecommunications	7%	7%	7%
Manufacturing	5%	4%	4%
Business Services	2%	3%	2%
Leisure, Media and Entertainment	2%	4%	1%
Energy and Utilities	2%	3%	6%

PLATFORM DATA

Revenue by Platform	Q1 2016	Q4 2015	Q1 2015
IBM	37%	40%	39%
Microsoft	15%	13%	15%
Oracle	10%	10%	11%
Magento	5%	5%	4%
Adobe	5%	4%	3%
Salesforce	5%	4%	5%
Open Source	1%	2%	3%
Other Technologies	16%	14%	11%
Management Consulting	6%	8%	9%